Exhibit 10.1

PREFERRED STOCK PURCHASE AGREEMENT

BETWEEN

CORGENIX MEDICAL CORPORATION

AND

BARRON PARTNERS LP

DATED

DECEMBER 28, 2005

PREFERRED STOCK PURCHASE AGREEMENT

THIS PREFERRED STOCK PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of the 28th day of December, 2005 between Corgenix Medical Corporation, a corporation organized and existing under the laws of the State of Nevada (the “Company”) and Barron Partners LP, a Delaware limited partnership (“Investor”).

PRELIMINARY STATEMENT:

WHEREAS, the Investor wishes to purchase from the Company, upon the terms and subject to the conditions of this Agreement, Two Million (2,000,000) shares of preferred stock of the Company, with such preferred stock being as described in the Certificate of Designations, Rights and Preferences (the “Certificate of Designations”) in substantially the form attached hereto as Exhibit A (the “Preferred Stock”) for the Purchase Price set forth in Section 1.3.13 hereof.  Subject to the limitations set forth herein and in the Certificate of Designations, the Preferred Stock shall be initially convertible into shares of common stock of the Company at any time at a conversion price of Thirty Five Cents ($0.35) per share (the “Conversion Value”).  In addition, the Company will issue to the Investor three Common Stock Purchase Warrants (the “Warrants”) to purchase up to an additional 15,000,000 shares of common stock of the Company at exercise prices as stated in the Warrants; and

WHEREAS, the parties intend to memorialize the purchase and sale of such Preferred Stock and the Warrants.

NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby conclusively acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I
INCORPORATION BY REFERENCE, SUPERSEDER AND DEFINITIONS

1.1.          Incorporation by Reference.  The foregoing recitals and the Exhibits and Schedules attached hereto and referred to herein, are hereby acknowledged to be true and accurate, and are incorporated herein by this reference.

1.2.          Superseder.  This Agreement, to the extent that it is inconsistent with any other instrument or understanding among the parties governing the affairs of the Company, shall supersede such instrument or understanding to the fullest extent permitted by law.  A copy of this Agreement shall be filed at the Company’s principal office.

1.3.          Certain Definitions.  For purposes of this Agreement, the following capitalized terms shall have the following meanings (all capitalized terms used in this Agreement that are not defined in this Article 1 shall have the meanings set forth elsewhere in this Agreement):

1.3.1        “1933 Act” means the Securities Act of 1933, as amended.

1.3.2        “1934 Act” means the Securities Exchange Act of 1934, as amended.

1.3.3        “Affiliate” means a Person or Persons directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the Person(s) in question.  The term “control,” as used in the immediately preceding sentence, means, with respect to a Person that is a corporation, the right to the exercise, directly or indirectly, more than 50 percent of the voting rights attributable to the shares of such controlled corporation and, with respect to a Person that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such controlled Person.

1.3.4        “Articles” means the Articles of Incorporation of the Company, as the same may be amended from time to time.

1.3.5        “Closing” shall mean the Closing of the transactions contemplated by this Agreement on the Closing Date.

1.3.6        “Closing Date” means the date on which the payment of the Purchase Price (as defined herein) by the Investor to the Company is completed pursuant to this Agreement to purchase the Preferred Stock and Warrants.

1.3.7        “Common Stock” means shares of common stock of the Company, par value $0.001 per share.

1.3.8        “EBITDA” means net income of the Company, before interest, taxes, depreciation, amortization and one time charges, including, but not limited to, loss on the extinguishment of debt.

1.3.9        “Escrow Agreement” means that certain Escrow Agreement between the Company, the Investor, and Epstein, Becker & Green, P.C. (150 N. Michigan Avenue, Suite 3500, Chicago, Illinois 60601) as Escrow Agent attached hereto as Exhibit D.

1.3.10      “Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers, or directors of the Company pursuant to any stock or option plan duly adopted by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise of or conversion of any securities issued hereunder, (c) securities issued pursuant to acquisitions or strategic transactions, provided any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities; and (d) shares of Common Stock upon the exercise or conversion of any convertible promissory notes or exercise of warrants issued in the past to the RAM Investors or to be issued to the RAM Investors with respect to the exercise of the additional investment right referenced in the Securities Purchase Agreement to which the RAM Investors are a party (the “RAM Investment”).

1.3.11      “Material Adverse Effect” shall mean any adverse effect on the business, operations, properties or financial condition of the Company that is material and adverse to the Company and its subsidiaries and Affiliates, taken as a whole and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its material obligations under this Agreement or the Registration Rights Agreement or to perform its obligations under any other material agreement.

1.3.12      “Nevada Act” means the Nevada Business Corporation Act, as amended.

1.3.13      “Person” means an individual, partnership, firm, limited liability company, trust, joint venture, association, corporation, or any other legal entity.

1.3.14      “Purchase Price” means the Two Million Dollars ($2,000,000.00) paid by the Investor to the Company for the Preferred Stock and the Warrants.

1.3.15      “RAM Investors” means Truk Opportunity Fund, LLC, Truk International Fund, LP, and CAMOFI Master LDC and the successors, predecessors, or assigns thereof.

1.3.16      “Registration Rights Agreement” shall mean the registration rights agreement between the Investor and the Company attached hereto as Exhibit B.

1.3.17      “Registration Statement” shall mean the registration statement under the 1933 Act to be filed with the Securities and Exchange Commission for the registration of the Shares pursuant to the Registration Rights Agreement attached hereto as Exhibit B.

1.3.18      “SEC” means the Securities and Exchange Commission.

1.3.19      “SEC Documents” shall mean the Company’s latest Form 10-KSB as of the time in question, all Forms 10-QSB and 8-K filed thereafter, and the Proxy Statement for its latest fiscal year as of the time in question until such time as the Company no longer has an obligation to maintain the effectiveness of a Registration Statement as set forth in the Registration Rights Agreement.

1.3.20      “Shares” shall mean, collectively, the shares of Common Stock of the Company issued upon conversion of the Preferred Stock issued hereunder and those shares of Common Stock issuable to the Investor upon exercise of the Warrants.

1.3.21      “Stock Option Holders” means holders of options to purchase shares of Common Stock.

1.3.22      “Transaction Documents” shall mean this Agreement, all Schedules and Exhibits attached hereto and all other documents and instruments to be executed and delivered by the parties in order to consummate the transactions contemplated hereby, including, but not limited to the documents listed in Sections 3.2 and 3.3 hereof.

1.3.23      “Warrants” shall mean the Common Stock Purchase Warrants in the form attached hereto Exhibit C.

ARTICLE II
SALE AND PURCHASE OF XYZ PREFERRED STOCK AND WARRANTS
PURCHASE PRICE

2.1.          Sale of Preferred Stock and Issuance of Warrants.

(a)           Upon the terms and subject to the conditions set forth herein, and in accordance with applicable law, the Company agrees to sell to the Investor, and the Investor agrees to purchase from the Company, on the Closing Date 2,000,000 shares of Preferred Stock and the Warrants for the Purchase Price.  The Purchase Price shall be paid by the Investor to the Escrow Agent on the Closing Date by a wire transfer of immediately available funds.  The Company shall cause the Preferred Stock and the Warrants to be delivered to the Escrow Agent, issued in the name of the Investor, upon Escrow Agent’s receipt of the Purchase Price.  The Company shall register the Shares pursuant to the terms and conditions of a Registration Rights Agreement attached hereto as Exhibit B.

(b)           Each share of Preferred Stock shall be initially convertible by the Investor into 2.8571428571 shares of Common Stock; provided, however, that the Investor shall not be entitled to convert the Preferred Stock into shares of Common Stock that would result in beneficial ownership by the Investor and its Affiliates of more than 4.9% of the then outstanding number of shares of Common Stock on such date.  For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder.

(c)           Upon execution and delivery of this Agreement and the Escrow Agent’s receipt of the Purchase Price, the Company shall deliver to the Escrow Agent, in the name of the Investor, Warrants to purchase an aggregate of 15,000,000 shares of Common Stock at exercise prices as stated in the Warrants, all pursuant to the terms and conditions of the form of Warrants attached hereto as Exhibit C; provided, however, that the Investor shall not be entitled to exercise the Warrants and receive shares of Common Stock that would result in beneficial ownership by the Investor and its Affiliates of more than 4.9% of the then outstanding number of shares of Common Stock on such date.  For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder.

2.2.          Purchase Price.  The Purchase Price shall be delivered by the Investor to the Escrow Agent by wire transfer of immediately available funds in United States Dollars to be held and distributed pursuant to the terms of the Escrow Agreement.

ARTICLE III
CLOSING DATE AND DELIVERIES AT CLOSING

3.1.          Closing Date.  The closing of the transactions contemplated by this Agreement (the “Closing”), unless expressly determined herein, shall be held at the offices of the Company, at 5:00 P.M. local time, on the Closing Date or on such other date and at such other place as may be mutually agreed by the parties, including closing by facsimile with originals to follow.

3.2.          Deliveries by the Company.  In addition to and without limiting any other provision of this Agreement, the Company agrees to deliver, or cause to be delivered, to the Escrow Agent, the following:

(a)           An executed Agreement with all exhibits and schedules attached hereto;

(b)           Executed Warrants in the name of the Investor in the forms attached hereto as Exhibit C;

(c)           The executed Registration Rights Agreement;

(d)           Certifications in form and substance acceptable to the Company and the Investor from any and all brokers or agents involved in the transactions contemplated hereby as to the amount of commission or compensation payable to such broker or agent as a result of the consummation of the transactions contemplated hereby and from the Company or Investor, as appropriate, to the effect that reasonable reserves for any other commissions or compensation that may be claimed by any broker or agent have been set aside;

(e)           Evidence of approval of the Board of Directors of the Company of the Transaction Documents and the transactions contemplated hereby;

(f)            Certificate of the President and the Secretary of the Company that the Certificate of Designations has been adopted and filed;

(g)           Within five (5) business days after the Closing, a stock certificate in the name of Investor, evidencing the Preferred Stock;

(h)           The executed Escrow Agreement; and

(i)            Insider Lock-Up Agreements, in the form attached hereto as Exhibit E, executed by each of the officers and directors of the Company.

3.3.          Deliveries by Investor.  In addition to and without limiting any other provision of this Agreement, the Investor agrees to deliver, or cause to be delivered, to the Escrow Agent, the following:

(a)           The Purchase Price;

(b)           The executed Agreement with all Exhibits and Schedules attached hereto;

(c)           The executed Registration Rights Agreement; and

(d)           Such other documents or certificates as shall be reasonably requested by the Company or its counsel; and

(e)           The executed Escrow Agreement.

In the event any document provided to the other party in Paragraphs 3.2 and 3.3 herein are provided by facsimile, the party shall forward an original document to the other party within seven (7) business days.

3.4.          Further Assurances.  The Company and the Investor shall, upon request, on or after the Closing Date, cooperate with each other (specifically, the Company shall cooperate with the Investor, and the Investor shall cooperate with the Company) by furnishing any additional information, executing and delivering any additional documents and/or other instruments and doing any and all such things as may be reasonably required by the parties or their counsel to consummate or otherwise implement the transactions contemplated by this Agreement.

3.5.          Waiver.  The Investor may waive any of the requirements of Section 3.2 of this Agreement and any provision of the Escrow Agreement.  The Company at its discretion may waive any of the provisions of Section 3.3 of this Agreement.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF
CORGENIX MEDICAL CORPORATION

The Company represents and warrants to the Investor as of the date hereof (which warranties and representations shall survive the Closing regardless of what examinations, inspections, audits and other investigations the Investor has heretofore made or may hereinafter make with respect to such warranties and representations) as follows:

4.1.          Organization and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified to do business in any other jurisdiction in which the nature of the businesses conducted by it or the ownership or leasing of its properties requires it to be so qualified, except where the failure to be so qualified will not, when taken together with all other such failures, have a Material Adverse Effect on the business, operations, properties, assets, financial condition or results of operation of the Company and its subsidiaries taken as a whole.

4.2.          Articles of Incorporation and By-Laws.  The complete and correct copies of the Company’s Articles and By-Laws, as amended or restated to date which have been filed with the Securities and Exchange Commission are a complete and correct copy of such document as in effect on the date hereof and as of the Closing Date.

4.3.          Capitalization.

4.3.1        As of the date of this Agreement, the authorized capital stock of the Company consists of 40,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock, of which approximately 9,325,305 shares of Common Stock are issued and outstanding.

As of Closing, following the issuance by the Company of the Preferred Stock to the Investor, the authorized capital stock of the Company will consist of 40,000,000 shares of Common Stock ($.001 par value) and 5,000,000 shares of Preferred Stock, of which approximately 9,325,305  shares of Common Stock and 2,000,000 shares of Preferred Stock shall be issued and outstanding.  As of Closing, the Stock Option Holders will hold options to purchase an aggregate of 1,112,300 shares of Common Stock.  All outstanding shares of capital stock have been duly authorized and are validly issued, and are fully paid and nonassessable and free of preemptive rights.  Schedule 4.3 hereby contains all shares and derivatives currently outstanding.  The Company hereby represents that any and all shares and current (known) potentially dilutive events have been included in Schedule 4.3, including employment agreements, acquisition, consulting agreements, debts, payments, financing or business relationships that could, by their terms, be paid in equity or derivatives.

4.3.2        Except pursuant to this Agreement and as set forth in Schedule 4.3 hereto, or as disclosed in the Company’s SEC Documents, filed with the SEC, as of the date hereof there are not now outstanding options, warrants, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any class of capital stock of the Company, or agreements, understandings or arrangements to which the Company is a party, or by which the Company is bound, to issue additional shares of its capital stock or options, warrants, scrip or rights to subscribe for, calls or commitment of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of any class of its capital stock.

4.3.3        The Company has full right, power, and authority to sell, assign, transfer, and deliver to the Investor, the Preferred Stock hereunder, free and clear of all liens, charges, claims, options, pledges, restrictions, and encumbrances whatsoever; and following approval or adoption of the Share Increase Amendment, upon conversion of the Preferred Stock or exercise of the Warrants the Investor will acquire good title to the Shares.

4.4.          Authority. The Company has all requisite corporate power and authority to execute and deliver this Agreement, the Preferred Stock, and the Warrants, and subject to Section 6.18 of this Agreement, the Company has all requisite corporate power and authority to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.  The execution and delivery of this Agreement by the Company and, except as disclosed in Section 6.18 of this Agreement, the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.  This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

4.5.          No Conflict; Required Filings and Consents.  The execution and delivery of this Agreement by the Company does not, and except as disclosed in Section 6.18 of this Agreement, the performance by the Company of its obligations hereunder will not: (i) conflict with or violate the Articles or By-Laws of the Company; (ii) conflict with, breach or violate any federal, state, foreign or local law, statute, ordinance, rule, regulation, order, judgment or decree (collectively, “Laws”) in effect as of the date of this Agreement and applicable to the Company;

or (iii) result in any breach of, constitute a default (or an event that with notice or lapse of time or both would become a default) under, give to any other entity any right of termination, amendment, acceleration or cancellation of, require payment under, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by the Company or any of its properties or assets is bound. Excluding from the foregoing are such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens that would not, in the aggregate, have a Material Adverse Effect.

4.6.          Report and Financial Statements.  The Company’s Annual Report on Form 10-KSB, filed on September 22, 2005 with the SEC contains the audited financial statements of the Company.  The Company has previously provided to the Investor the audited financial statements of the Company previously filed with the SEC Documents (collectively, the “Financial Statements”).  Each of the balance sheets contained in or incorporated by reference into any such Financial Statements (including the related notes and schedules thereto) fairly presented the financial position of the Company, as of its date, and each of the statements of income and changes in stockholders’ equity and cash flows or equivalent statements in such Financial Statements (including any related notes and schedules thereto) fairly presented changes in stockholders’ equity and changes in cash flows, as the case may be, of the Company, for the periods to which they relate, in each case in accordance with United States generally accepted accounting principles (“U.S. GAAP”) consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements.  The books and records of the Company have been, and are being, maintained in all material respects in accordance with U.S. GAAP and any other applicable legal and accounting requirements and reflect only actual transaction.

4.7.          Compliance with Applicable Laws.  The Company is not in violation of, or, to the knowledge of the Company, under investigation with respect to or been given notice or been charged with the violation of any Law of a governmental agency, except for violations which individually or in the aggregate do not have a Material Adverse Effect.

4.8.          Brokers.  Except for Ascendiant Securities, LLC, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

4.9.          SEC Documents.  The Company acknowledges that the Company is a publicly held company and has made available to the Investor after demand true and complete copies of any requested SEC Documents.  The Company has registered its Common Stock pursuant to Section 12(g) of the 1934 Act, and the Common Stock is quoted and traded on the OTC Bulletin Board of the National Association of Securities Dealers, Inc.  The Company has received no notice, either oral or written, with respect to the continued quotation or trading of the Common Stock on the OTC Bulletin Board.  The Company has not provided to the Investor any information that, according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company, but which has not been so disclosed.  As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act, and rules and regulations of the SEC promulgated thereunder and the SEC Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.10.        Litigation.  To the knowledge of the Company, no litigation, claim, or other proceeding before any court or governmental agency is pending or to the knowledge of the Company, threatened in writing against the Company, the prosecution or outcome of which may have a Material Adverse Effect.

4.11.        Exemption from Registration.  Subject to the accuracy of the Investor’s representations in Article V, except as required pursuant to the Registration Rights Agreement, the sale of the Preferred Stock and Warrants by the Company to the Investor will not require registration under the 1933 Act, but may require registration under New York state securities law if applicable to the Investor.  When validly converted in accordance with the terms of the Preferred Stock, and upon exercise of the Warrants in accordance with their terms, the Shares will be duly and validly issued, fully paid, and non-assessable.  The Company is issuing the Preferred Stock and the Warrants in accordance with and in reliance upon the exemption from securities registration afforded, inter alia, by Rule 506 under Regulation D as promulgated by the SEC under the 1933 Act, and/or Section 4(2) of the 1933 Act; provided, however, that certain filings and registrations may be required under state securities “blue sky” laws depending upon the residency of the Investor.

4.12.        No General Solicitation or Advertising in Regard to this Transaction.  Neither the Company nor any of its Affiliates nor, to the knowledge of the Company, any Person acting on its or their behalf (i) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D as promulgated by the SEC under the 1933 Act) or general advertising with respect to the sale of the Preferred Stock or Warrants, or (ii) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the offer or sale of the Preferred Stock or Warrants, under the 1933 Act, except as required herein.

4.13.        No Material Adverse Effect. Since June 30, 2005, no event or circumstance resulting in a Material Adverse Effect has occurred or exists with respect to the Company.  No material supplier or customer has given notice, oral or written, that it intends to cease or reduce the volume of its business with the Company from historical levels.  Since June 30, 2005, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, operations or financial condition, that, under any applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in writing to the Investor.

4.14.        Internal Controls And Procedures.  The Company maintains books and records and internal accounting controls which provide reasonable assurance that (i) all transactions to which the Company or any subsidiary is a party or by which its properties are bound are executed with management’s authorization; (ii) the recorded accounting of the Company’s consolidated assets is compared with existing assets at regular intervals; (iii) access to the Company’s consolidated assets is permitted only in accordance with management’s authorization; and (iv) all transactions to which the Company or any subsidiary is a party or by which its properties are bound are recorded as necessary to permit preparation of the financial statements of the Company in accordance with U.S. GAAP.

4.15.        Full Disclosure.  No representation or warranty made by the Company in this Agreement and no certificate or document furnished or to be furnished to the Investor pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

The Investor represents and warrants to the Company that:

5.1.          Organization and Standing of the Investor.  The Investor is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware.  The state in which any offer to purchase shares hereunder was made or accepted by such Investor is the state shown as such Investor’s address in Section 11.5.  The Investor was not formed for the purpose of investing solely in the Preferred Stock, the Warrants or the shares of Common Stock which are the subject of this Agreement.

5.2.          Authorization and Power.  The Investor has the requisite power and authority to enter into and perform this Agreement and to purchase the securities being sold to it hereunder.  The execution, delivery and performance of this Agreement by the Investor and the consummation by the Investor of the transactions contemplated hereby have been duly authorized by all necessary partnership action where appropriate.  This Agreement and the Registration Rights Agreement have been duly executed and delivered by the Investor and at the Closing shall constitute valid and binding obligations of the Investor enforceable against the Investor in accordance with their terms.

5.3.          No Conflicts.  The execution, delivery and performance of this Agreement and the consummation by the Investor of the transactions contemplated hereby or relating hereto do not and will not (i) result in a violation of such Investor’s charter documents or partnership agreement or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument to which the Investor is a party, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Investor or its properties.  The Investor is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of such Investor’s obligations under this Agreement or to purchase the securities from the Company in accordance with the terms hereof.

5.4.          Financial Risks.  The Investor acknowledges that such Investor is able to bear the financial risks associated with an investment in the securities being purchased by the Investor from the Company and that it has been given full access to such records of the Company and the subsidiaries and to the officers of the Company and the subsidiaries as it has deemed necessary or appropriate to conduct its due diligence investigation.  The Investor is capable of evaluating the risks and merits of an investment in the securities being purchased by the Investor from the Company by virtue of its experience as an investor and its knowledge, experience, and sophistication in financial and business matters and the Investor is capable of bearing the entire loss of its investment in the securities being purchased by the Investor from the Company.

5.5.          Accredited Investor.  The Investor is (i) an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the 1933 Act by reason of Rule 501(a)(3) and (8), (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers and partners and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the entire loss of its investment in the securities being purchased by the Investor from the Company.

5.6.          Brokers.  No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Investor.

5.7.          Knowledge of Company.  The Investor and such Investor’s advisors, if any, have been, upon request, furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the securities being purchased by the Investor from the Company.  The Investor and such Investor’s advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries.

5.8.          Risk Factors.  The Investor understands that such Investor’s investment in the securities being purchased by the Investor from the Company involves a high degree of risk.  The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the securities being purchased by the Investor from the Company.  The Investor warrants that such Investor is able to bear the complete loss of such Investor’s investment in the securities being purchased by the Investor from the Company.

5.9.          Full Disclosure.  No representation or warranty made by the Investor in this Agreement and no certificate or document furnished or to be furnished to the Company pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.  Investor does not have any agreement or understanding with any person relating to acquiring, holding, voting or disposing of any equity securities of the Company.

ARTICLE VI
COVENANTS OF THE COMPANY

6.1.          Registration Rights.  The Company shall cause the Registration Rights Agreement to remain in full force and effect according to the provisions of the Registration Rights Agreement and the Company shall comply in all material respects with the terms thereof.

6.2.          Reservation of Common Stock.  As of the date hereof, the Company has reserved and free of preemptive rights, shares of Preferred Stock for the purpose of enabling the Company to issue the Preferred Stock.  If the Share Increase Amendment were adopted or approved by the Company’s shareholders, then Company shall, at all times thereafter that Preferred Stock or Warrants shall be outstanding, reserve and keep available, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to issue the shares of Common Stock underlying the Preferred Stock and Warrants.

6.3.          Compliance with Laws.  The Company hereby agrees to comply in all material respects with the Company’s reporting, filing and other obligations under the Laws.

6.4.          Exchange Act Registration.  The Company (a) will continue its obligation to report to the SEC under the 1934 Act and will comply in all material respects with its reporting and filing obligations under the 1934 Act, and will not take any action or file any document (whether or not permitted by the 1934 Act or the rules thereunder) to terminate or suspend any such registration or to terminate or suspend its reporting and filing obligations under the 1934 until the Investor has disposed of all of its Shares.

6.5.          Corporate Existence; Conflicting Agreements.  The Company will take all steps reasonably necessary to preserve and continue the corporate existence of the Company.  The Company shall not enter into any agreement, the terms of which agreement would restrict or impair the right or ability of the Company to perform any of its obligations under this Agreement or any of the other agreements attached as exhibits hereto.

6.6.          Preferred Stock.  For a period of three years from the Closing the Company will not issue any preferred stock of the Company, with the exception of Preferred Stock issued to the Investor.

6.7.          Debt Limitation.  The Company agrees for three years after Closing not to enter into any new borrowings of more than twice as much as the sum of the EBITDA from recurring operations over the past four quarters.

6.8.          Reset Equity Deals.  For a period of three years from the Closing the Company will not enter into any transactions that have any reset features that could result in additional shares being issued.  “Reset Features” as used this Section 6.8 means any provision of any class of stock, convertible note, warrant, option, right or other security or derivative of a security, or any agreement related to any of the foregoing that requires (a) a decrease in the exercise price or conversion price of such security or derivative of a security, (b) the issuance of additional securities or derivative securities for no additional consideration, or (c) a payment of cash, because, in the case of (a), (b), or (c), of the issuance of new securities or derivatives of securities at an effective per share price that is less than a price specified in the security, derivative of a security or agreement related thereto or the adjustment to the exercise price or conversion price of any previously issued security or derivative of a security, but specifically excludes any Exempt Issuance or the application of anti-dilution provisions associated with any such Exempt Issuance.

6.9.          Independent Directors.  The Company shall have caused the appointment of the majority of the board of directors to be qualified independent directors, as defined by the NASD, before the date falling ninety (90) days after the Closing.  If at any time after such ninety (90) day period, the board shall not be comprised in the majority of qualified independent directors, the Company shall pay to the Investors, pro rata, as liquidated damages and not as a penalty, an amount equal to one percent (1%) of the Purchase Price for each month during which such independent directors do not comprise the majority of independent directors, payable at the end of each such calendar month in cash or Preferred Stock at the option of the Investor.  The parties agree that the only damages payable for a violation of the terms of this Agreement with respect to which liquidated damages are expressly provided shall be such liquidated damages.  Nothing shall preclude the Investor from pursuing or obtaining specific performance or other equitable relief with respect to this Agreement.  The parties hereto agree that the liquidated damages provided for in this Section 6.9 constitute a reasonable estimate of the damages that may be incurred by the Investor by reason of the failure of the Company to appoint independent directors in accordance with the provision hereof.

6.10.        Independent Directors Become Majority of Audit and Compensation Committees.  The Company will cause the appointment of a majority of outside directors to the audit and compensation committees of the board of directors before the date falling ninety (90) days after the Closing.  If at any time after such ninety (90) day period such independent directors do not comprise the majority of the audit and compensation committees, the Company shall pay to the Investors, pro rata, as liquidated damages and not as a penalty, an amount equal to one percent (1%) of the Purchase Price for each month during which such independent directors do not comprise the majority of the audit and compensation committees, payable at the end of each such calendar month in cash or Preferred Stock at the option of the Investor.  The parties agree that the only damages payable for a violation of the terms of this Section 6.10 with respect to which liquidated damages are expressly provided shall be such liquidated damages.  Nothing shall preclude the Investor from pursuing other remedies or obtaining specific performance or other equitable relief with respect to this Agreement.

6.11.        Use of Proceeds.  The Company will use the proceeds from the sale of the Preferred Stock and the Warrants (excluding amounts paid by the Company for legal and administrative fees in connection with the sale of such securities) for working capital, acquisitions, and debt repayment.

6.12.        Right of First Refusal.  Each Investor shall have the right to participate in any subsequent funding by the Company on a pro rata basis at one hundred percent (100%) of the offering price; provided that any such right to participate shall be effective if and only if the right of first refusal in favor of the RAM Investors (or their successors or assigns) as the purchasers in the RAM Investment and set forth in Section 6.18 of that certain Securities Purchase Agreement pertaining to the RAM Investment has not been exercised.

6.13.        Price Adjustment.  From the date hereof until the earlier of (A) such time as the Investor no longer holds any of the Preferred Stock and (B) twenty-four (24) months after the Closing, if the Company closes on the sale of a note or notes, shares of Common Stock, or shares of any class of Preferred Stock at a price per share of Common Stock, or with a conversion right to acquire Common Stock at a price per share of Common Stock, that is less than $0.35 (as adjusted to the capitalization per share as of the Closing Date, following any stock splits, stock dividends, or the like) (collectively, the “Subsequent Conversion Price”), then the Company shall make a post-Closing adjustment in the Conversion Value as set forth in the Certificate of Designations, which adjustment shall be the result of the application of a weighted average anti-dilution formula so that the effective price per share paid by the Investor is reduced.

6.14.        Price Adjustment Based on EBITDA.  If the Funds (as defined in the Escrow Agreement) are released to the Company pursuant to the Escrow Agreement prior to June 30, 2006, and if the Company’s EBITDA for the audited fiscal year ended June 30, 2006, as calculated based upon the audited financial statements filed with the Company’s Form 10-KSB filed with the Securities and Exchange Commission, is less than $1,150,000, then the Company shall issue to the Investor such number of additional shares of Preferred Stock equal to two million (2,000,000) multiplied by the percentage by which EBITDA is less than $1,150,000, expressed as a positive number; provided that in no event shall the number of shares of Preferred Stock issued pursuant to this Section 6.14 exceed 14% of the number of shares of Preferred Stock originally issued to the Investor on the Closing Date (2,000,000) and remaining outstanding to the Investor prior to the application of this Section 6.14.  For example if EBITDA is $920,000 (20% decline) the Company shall issue to the Investor an additional 14% (i.e. 280,000) of the number of shares of Preferred Stock originally issued to the Investor on the Closing Date (2,000,000) and remaining outstanding to the Investor; provided that the Investor continues to hold all 2,000,000 shares of Preferred Stock originally issue on the Closing.  Such additional shares of Preferred Stock shall be delivered to the Investor within five business days of the audited numbers being reported to the SEC.

6.15.        [Intentionally Left Blank]

6.16.        Employment and Consulting Contracts.  For three years after the Closing the Company must have a unanimous opinion from the Compensation Committee of the Board of Directors that any awards other than salary are usual, appropriate and reasonable for any officer, director, employee or consultant holding a similar position in other fully reporting public companies with independent majority boards with similar market capitalizations in the same industry with securities listed on the OTCBB, ASE, NYSE or NASDAQ.

6.17.        Subsequent Equity Sales.  From the date hereof until such time as no Purchaser holds any of the Preferred Stock, the Company shall be prohibited from effecting or entering into an agreement to effect any Subsequent Financing involving a “Variable Rate Transaction” or an “MFN Transaction” (each as defined below).  The term “Variable Rate Transaction” shall mean a transaction in which the Company issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock.  The term “MFN Transaction” shall mean a transaction in which the Company issues or sells any securities in a capital raising transaction or series of related transactions which grants to an investor the right to receive additional shares based upon future transactions of the Company on terms more favorable than those granted to such investor in such offering; provided however that any Exempt Issuance shall, for purposes of this Agreement, not be a MFN Transaction.  Any Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.  Notwithstanding the foregoing, this Section 6.17 shall not apply in respect of an Exempt Issuance, except that no Variable Rate Transaction or MFN Transaction shall be an Exempt Issuance.

6.18.        Amendment to Articles of Incorporation.  The Company does not currently have enough shares of Common Stock authorized to satisfy the exercise of the Warrants or conversion of the Preferred Stock issued hereunder.  Within 90 days after the date of this Agreement, the Company will call a special meeting of the shareholders of the Company to vote upon an amendment to the Articles increasing the number of authorized shares of Common Stock from the current 40,000,000 to 100,000,000 (the “Share Increase Amendment”).  In addition, the Board of Directors shall propose and submit to the holders of the Common Stock for approval, an amendment to the Articles that provides substantially as follows: “The terms and conditions of any rights, options and warrants approved by the Board of Directors may provide that any or all of such terms and conditions may be waived or amended only with the consent of the holders of a designated percentage of a designated class or classes of capital stock of the Company (or a designated group or groups of holders within such class or classes, including but not limited to disinterested holders), and the applicable terms and conditions of any such rights, options or warrants so conditioned may not be waived or amended absent such consent.”  The proxy statement describing the Share Increase Amendment will be provided to the Investor concurrently with its being filed with the Securities and Exchange Commission.

6.19.        Stock Splits.  All forward and reverse stock splits shall effect all equity and derivative holders proportionately.

6.20.        Payment of Due Diligence Expenses.  At Closing, the Company shall reimburse the Investor Fifteen Thousand Dollars ($15,000.00) for due diligence expenses.

ARTICLE VII
COVENANTS OF THE INVESTOR

7.1.          Compliance with Law.  The Investor’s trading activities with respect to shares of the Company’s Common Stock will be in compliance with all applicable state and federal securities laws, rules and regulations and rules and regulations of any public market on which the Company’s Common Stock is listed.

7.2.          Transfer Restrictions.  The Investor’s acknowledge that (1) the Preferred Stock, Warrants and Shares have not been registered under the provisions of the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder or (B) the Investor shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Preferred Stock, Warrants and Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; and (2) any sale of the Preferred Stock, Warrants and Shares made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such securities under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder.

7.3.          Restrictive Legend.  The Investor acknowledges and agrees that the Preferred Stock, the Warrants, and, until such time as the Shares have been registered under the 1933 Act and sold in accordance with an effective Registration Statement, certificates and other instruments representing any of the Shares, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such securities):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, OR (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.”

7.4.          Amendment to Articles of Incorporation.  Investor hereby agrees to vote any shares of capital stock that it may own directly or beneficially, for the Share Increase Amendment referenced in Section 6.18.  Pending adoption of such Share Increase Amendment, Investor hereby agrees for itself and its successors and assigns that neither this Section 7.4 or Section 6.18 above, or any restriction on exercise of the Warrant shall be amended, modified or waived without the consent of the holders of a majority of the shares of Common Stock held by Persons who are not Affiliates of the Company, or the Investor or Affiliates of the Investor. Pending adoption or approval of the Share Increase Amendment by the Company’s shareholders, the Investor hereby covenants and agrees that under no circumstances will it seek to convert any Preferred Stock or, subject to the Company complying with Section 6.18, exercise any of the Warrants until March 31, 2006.  The Investor acknowledges and agrees that the shareholders of the Company have no obligation, legal or otherwise, to approve or adopt the Share Increase Amendment, and the Investor hereby expressly assumes the risk of any such failure to approve or adopt by the shareholders.

ARTICLE VIII
[INTENTIONALLY OMITTED]

ARTICLE IX
[INTENTIONALLY OMITTED]

ARTICLE X
TERMINATION

If the Funds are released by the Escrow Agent to Investor as a result of the failure of the Company’s shareholders to approve or adopt the Share Increase Amendment, the passing of the Outside Date (as defined in the Escrow Agreement) without approval or adoption of the Share Increase Amendment, or upon the joint written instructions of the Company and the Investor, then this Agreement shall terminate automatically and all rights and obligations of the parties hereunder shall terminate without any liability of either party to the other; provided however that Investor shall retain the Warrants and the Registration Rights Agreement shall continue in full force and effect with respect to the Warrants and Shares issuable upon proper exercise of the Warrants.  If by the Outside Date, neither the Company nor Barron has provided evidence that the Share Increase Amendment has been adopted or approved by the Company’s shareholders, then the Escrow Agent shall be instructed to return the Funds (as defined in the Escrow Agreement) to the Investor, the Preferred Stock certificates shall be canceled, and the Company, within five (5) business days after the Outside Date, shall pay the Investor an amount equal to one percent (1%) of the Funds, or $20,000, for each thirty (30) day period during which the Funds were held in Escrow.

ARTICLE XI
GENERAL PROVISIONS

11.1.        Transaction Costs.  Except as set forth in Section 6.20, each of the parties shall pay all of its costs and expenses (including attorney fees and other legal costs and expenses and accountants’ fees and other accounting costs and expenses) incurred by that party in connection with this Agreement.

11.2.        Indemnification.

11.2.1      The Investor agrees to indemnify, defend and hold the Company (following the Closing Date) and its officers, employees directors and affiliates harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities or damages, including interest, penalties and reasonable attorney’s fees, that it or they shall incur or suffer, which arise out of or result from or relate to any breach of any of Investor’s representations or warranties in this Agreement or failure by such Investor to perform with respect to any of its covenants contained in this Agreement or in any exhibit or other instrument furnished or to be furnished under this Agreement.

11.2.2      The Company agrees to indemnify, defend and hold the Investor harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities or damages, including interest, penalties and reasonable attorney’s fees, that it shall incur or suffer, which arise out of, result from or relate to any breach of any of the Company’s representations or warranties in this Agreement or failure by the Company to perform with respect to any of its covenants contained in this Agreement or in any exhibit or other instrument furnished or to be furnished under this Agreement.

11.2.3      In no event shall the Company or the Investor be entitled to recover consequential or punitive damages resulting from a breach or violation of this Agreement or any exhibits furnished under this Agreement.  In the event of a breach of this Agreement by the Company, the Investor or the Company shall be entitled to pursue a remedy of specific performance.  The indemnification by the Investor or the Company shall be limited to $50,000.00.

11.2.4      Notwithstanding any provision of this Agreement to the contrary, and notwithstanding Section 11.2.2 above, in no event will the Company be liable to the Investor for any claim, demand, loss, cost, expense, obligation, liability, or damage arising from, related to, or resulting from the failure of the Company’s shareholders to approve or adopt the Share Increase Amendment.

11.3.        Headings.  The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

11.4.        Entire Agreement.  This Agreement (together with the Schedule, Exhibits, Warrants and documents referred to herein) constitutes the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

11.5.        Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been given (i) on the date they are delivered if delivered in person; (ii) on the date initially received if delivered by facsimile transmission followed by registered or certified mail confirmation; (iii) on the date delivered by an overnight courier service; or (iv) on the third business day after it is mailed by registered or certified mail, return receipt requested with postage and other fees prepaid as follows:

If to the Company:

Corgenix Medical Corporation

12061 Tejon Street

Westminster, Colorado 80234

Attention: Chief Financial Officer

Facsimile: (303) 252-9212

With a copy to:

Otten, Johnson, Robinson, Neff & Ragonetti, P.C.

950 17th Street, Suite 1600

Denver, Colorado 80202

Facsimile: (303) 825-6525

Attn:  Robert Attai, Esq.

If to the Investor:

Barron Partners L.P.

c/o Barron Capital Advisors, LLC

730 Fifth Avenue, 9th Floor

New York, New York 10019

Attn: Andrew Barron Worden

Facsimile: (646) 607-2223

With a copy to:

John H. Heuberger

DLA Piper Rudnick Gray Cary US LLP

203 North LaSalle Street, Suite 1900

Chicago, Illinois 60601

Facsimile:  (312) 630-5322

11.6.        Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination that any such term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

11.7.        Binding Effect.  All the terms and provisions of this Agreement whether so expressed or not, shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective administrators, executors, legal representatives, heirs, successors and assignees.

11.8.        Preparation of Agreement.  This Agreement shall not be construed more strongly against any party regardless of who is responsible for its preparation.  The parties acknowledge each contributed and is equally responsible for its preparation.

11.9.        Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to applicable principles of conflicts of law.

11.10.      Jurisdiction.  If any action is brought among the parties with respect to this Agreement or otherwise, by way of a claim or counterclaim, the parties agree that in any such action, and on all issues, the parties irrevocably waive their right to a trial by jury.  In the event suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys fees to be fixed by the arbitrator, trial court, and/or appellate court.

11.11.      Preparation and Filing of Securities and Exchange Commission Filings.  The Investor shall reasonably assist and cooperate with the Company in the preparation of all filings with the SEC after the Closing Date due after the Closing Date.

11.12.      Further Assurances, Cooperation.  Each party shall, upon reasonable request by the other party, execute and deliver any additional documents reasonably necessary or desirable to complete the transactions herein pursuant to and in the manner contemplated by this Agreement.

11.13.      Survival.  The representations, warranties, covenants and agreements made herein shall survive the Closing of the transaction contemplated hereby.

11.14.      Third Parties.  Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties hereto and their respective administrators, executors, legal representatives, heirs, successors and assigns.  Nothing in this Agreement is intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

11.15.      Failure to Indulgence Not Waiver; Remedies Cumulative.  No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right.  All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

11.16.      Counterparts.  This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.  A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Investor and the Company have as of the date first written above executed this Agreement.

THE COMPANY:

CORGENIX MEDICAL CORPORATION

/s/ Douglass T. Simpson
By: Douglass T. Simpson
Title: Chief Executive Officer

INVESTOR:

BARRON PARTNERS LP

By:	Barron Capital Advisors, LLC, its General Partner

	By:	/s/ Andrew Barron Worden
Andrew Barron Worden
President

Schedule A

NAME AND ADDRESS	AMOUNT OF INVESTMENT	NUMBER OF SHARES OF COMMON STOCK INTO WHICH PREFERRED STOCK IS CONVERTIBLE	NUMBER OF SHARES UNDERLYING WARRANTS
Barron Partners LP 730 Fifth Avenue, 9th Floor New York, New York 10019 Attn: Andrew Barron Worden	$2,000,000	5,714,286	15,000,000

1

Schedule 4.3.2 – Capitalization

See Attached Schedule

1

Exhibit A

Form of Certificate of Designation of Preferences, Rights and Limitations

1

Exhibit B

Registration Rights Agreement

1

Exhibit C

Warrants

1

EXHIBIT D

Escrow Agreement

1

EXHIBIT E

Lock-Up Agreement

2